Exhibit 10.1

Execution A

PURCHASE AND SALE AGREEMENT

for

12061 BLUEMONT WAY

RESTON, VIRGINIA

between

12061 BLUEMONT OWNER, LLC,

a Delaware limited liability company,

as Seller

and

VERISIGN, INC.,

a Delaware corporation,

as Purchaser

Dated: August 18, 2011

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT is made and entered into this 18 day of August, 2011, between 12061 BLUEMONT OWNER, LLC, a Delaware limited liability company (“Seller”), and VERISIGN, INC., a Delaware corporation (“Purchaser”).

RECITALS

Seller, as landlord, and Purchaser, as tenant, are parties to a certain Deed of Lease, dated September 14, 2010 (the “Lease”), pursuant to which Seller leases the property commonly known as 12061 Bluemont Way, Reston, Virginia.

Purchaser has certain rights to purchase the Property (hereinafter defined) if Seller elects to sell the Property, all as more particularly set forth in Section 35 of the Lease.

Seller has elected to sell the Property and Purchaser has elected to purchase the Property as contemplated by Section 35 of the Lease.

Seller and Purchaser desire to more fully set forth the terms and conditions of the sale and purchase of the Property and to further effectuate the sale and purchase of the Property as contemplated by Section 35 of the Lease.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Article 1

Definitions

Section 1.1 General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and (ii) the word “including” means “including, but not limited to.”

Section 1.2 Defined Terms.

“Additional Rent” shall mean all reimbursements of Operating Expenses, reimbursements of Real Estate Taxes, project association dues and all other amounts and charges payable by Tenant to Seller, as landlord, under the Lease (other than Minimum Rent).

“Agreement” shall mean this Purchase and Sale Agreement, as amended from time to time.

“Assignment and Assumption Agreement-Contracts and General Intangibles” shall mean an Assignment and Assumption Agreement-Contracts and General Intangibles in the form attached as Exhibit F.

“Bill of Sale” shall mean a Bill of Sale and Assignment in the form attached as Exhibit D.

“Broker” shall mean Cassidy Turley.

“Building” shall mean the building and other improvements situated on the Land.

“Business Days” shall mean any day of the week other than Saturday, Sunday or a day on which banking institutions in the Commonwealth of Virginia are obligated or authorized by law to close.

“Casualty” shall mean a fire or other casualty.

“Closing” shall have the meaning set forth in Section 13.1.

“Closing Date” shall mean November 15, 2011.

“Contracts” shall mean all contracts and agreements between Seller and a third party or its managing agent and a third party which provide for the management, operation, maintenance or repair of the Land, the Building or the Personal Property, which contracts and agreements are for recurring goods or services.

“Deed” shall mean a deed substantially in the form attached as Exhibit C.

“Effective Date” shall mean the date on which this Agreement is fully executed and delivered by Seller and Purchaser.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and its applicable regulations as issued by the Department of Labor and the Internal Revenue Service.

“Existing Encumbrances” shall mean the matters set forth on Exhibit B (which are the encumbrances to title of the Real Property as of the effective date of the Lease).

“Governmental Authorities” shall mean any municipal, county, state or federal governmental unit, or any subdivision or agency thereof, having or acquiring jurisdiction over the Real Property or the management, operation, use or improvement thereof.

“Land” shall mean the parcel of land more particularly described in Exhibit A.

“Land Records” shall mean the public land records maintained for the jurisdiction in which the Property is located.

“Lease Assignment” shall mean an Assignment and Assumption of Lease in the form attached as Exhibit E, providing for the assignment of the Lease.

“Legal Requirements” shall mean all laws, ordinances, rules, regulations, orders and requirements of all Governmental Authorities relating to, or regulating, the ownership, use, operation, management, maintenance and repair of the Real Property.

“Licenses” shall mean all licenses, authorizations, approvals and permits issued by Governmental Authorities relating to Seller’s (and not Tenant’s) use, operation, ownership or maintenance of the Real Property.

“Mandatory Cure Items” means any encumbrances on title to the Real Property contained in the Title Commitment (or any update thereof prior to Closing) to which Purchaser objects pursuant to Section 5.3 (other than any encumbrances to which Purchaser has consented in writing, any encumbrances that do not materially adversely affect the use or value of the Real Property, such as customary utility and similar easements), unfiled mechanics liens created or caused by Seller and Mortgages, if any, encumbering the Real Property; provided, however, that the term “Mandatory Cure Items” shall expressly exclude the Permitted Exceptions.

“Minimum Rent” shall mean the Fixed Rent (as defined in the Lease).

“Mortgage” shall mean a mortgage, deed of trust or other type of security instrument given to secure loans or advances on, or the unpaid purchase price of, real property in the jurisdiction in which such real property is located.

“Non-Foreign Affidavit” shall mean an affidavit substantially in the form attached hereto as Exhibit G.

“Operating Expenses” shall mean all costs, expenses, charges and fees relating to the ownership, management, operation, maintenance and repair of the Real Property, including electricity, gas, water and sewer charges and other public utilities, common area maintenance charges, insurance premiums, vault charges, personal property taxes and Seller’s payments to any owner associations.

“Permitted Exceptions” shall mean (i) the lien of current Real Estate Taxes not yet due and payable, (ii) the Lease and any additions, renewals and replacements thereof approved in writing by Tenant or Purchaser, (iii) the Existing Encumbrances, (iv) the additional exceptions (but not including the Mandatory Cure Items) contained in the Title Commitment which are approved, or deemed approved, by Purchaser pursuant to Section 5.3, (iv) all matters disclosed (or that would be disclosed) by a current and accurate survey of the Real Property which are approved, or deemed approved, by Purchaser pursuant to Section 5.3, (v) all matters arising from the actions of Purchaser or its agents, employees or contractors, and (vi) all additional exceptions to title which are approved, or deemed approved, by Purchaser pursuant to the terms of this Agreement.

“Person” shall mean an individual, estate, trust, partnership, corporation, Governmental Authority or other legal entity.

“Personal Property” shall mean all furniture, furnishings, fixtures, equipment, tools and other tangible personal property of every kind and description and now located on the Land or in the Building and used in connection with the management, operation, maintenance and repair of the Real Property but excluding items of movable trade fixtures and personal property owned by the Tenant (as defined herein), subject, however, to depletions, replacements and additions in the ordinary course of business between the Effective Date and the Closing Date.

“Plans” shall mean the plans, specifications and similar materials relating to the Building.

“Property” shall have the meaning set forth in Section 2.1.

“Proration Date” shall mean the Closing Date.

“Purchase Price” shall mean the purchase price of the Property specified in Section 3.1.

“Real Estate Taxes” shall mean all taxes, assessments, vault rentals, and other charges, if any, general, special or otherwise, levied or assessed upon or with respect to the ownership of and/or all other taxable interests in the Real Property imposed by any public or quasi-public authority having jurisdiction

“Real Property” shall mean the Land and the Building.

“Reimbursable Expenses” shall mean all or a portion of the Operating Expenses or Real Estate Taxes, or both, which are taken into account under the Tenant’s Lease in determining the amount of Additional Rent payable by the Tenant.

“Rent” shall mean, collectively, Minimum Rent and Additional Rent.

“Study Period” shall mean the period beginning on the Effective Date and ending at 5:00 p.m. (New York local time) on September 2, 2011.

“Tenant” shall mean Verisign, Inc.

“Title Company” shall mean First American Title Insurance Company, whose address is National Commercial Services, 1801 K Street NW, Suite 200-K, Washington DC 20006 Attention: Brian Lobuts.

“Utility Deposits” shall mean all deposits made by Seller with the Persons providing water, sewer, gas, electricity, telephone and other public utilities to the Real Property.

“Warranties” shall mean all warranties or guaranties in effect on the Closing Date that are assignable by Landlord from contractors, suppliers or manufacturers of personal property installed in or used in connection with the Real Property or any work performed or improvements included as a part of the Real Property, including, without limitation, any warranties related to the Punch List Work (as defined in the Lease).

Article 2

Purchase and Sale of the Property

Section 2.1 Property to be Sold. On the Closing Date, and subject to the terms and conditions set forth in this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller the following: (a) the Land; (b) the Building; and (c) all right, title and interest of Seller in and to (i) any land lying in the bed of any street, road, avenue or alley, open or closed, adjacent to or abutting the Land, to the center line thereof; (ii) all easements, covenants and other rights appurtenant to the Land and the Building; (iv) the Plans; (v) the proceeds of, or any award made for, a taking of all or any part of the Real Property by any Governmental Authority pursuant to the exercise of its power of eminent domain; (vi) the Personal Property; (vii) the Lease; (viii) all transferable Licenses; (ix) the Warranties; and (x) all existing and future development rights applicable to the Real Property (collectively, the “Property”). For avoidance of doubt, the Property is the Office Complex (as defined in the Lease).

Article 3

Purchase Price and Terms of Payment

Section 3.1 Amount. The purchase price to be paid by Purchaser to Seller for the Property shall be One Hundred Eighteen Million Dollars ($118,000,000). At Closing, Purchaser shall pay to Seller an amount equal to the Purchase Price less the Deposit disbursed to Seller, and subject to the prorations and adjustments set forth in this Agreement.

Section 3.2 Payment. On the Closing Date, and subject to the terms and conditions of this Agreement, Purchaser shall pay the Purchase Price to, or for the account of, Seller in the manner provided in Section 13.1.

Article 4

Deposit

Section 4.1 Delivery of Deposit. On or before August 19, 2011, Purchaser shall deliver to Title Company a cash deposit in the amount of Eleven Million Eight Hundred Thousand Dollars ($11,800,000) to be held in escrow by Title Company as a good faith deposit under this Agreement (together with any interest thereon, the “Deposit”).

Section 4.2 Deposit to Separate Account. Title Company shall, promptly after receipt, deposit the Deposit in an interest-bearing account at a federally-insured bank mutually acceptable to Seller and Purchaser. The Deposit held by Title Company shall constitute trust funds in the hands of Title Company and shall not be commingled with Title Company’s separate funds or with funds held by Title Company for the account of any other Person.

Section 4.3 Disposition of Deposit. If either Seller or Purchaser makes a written demand on Title Company for the Deposit, Title Company shall give written notice of such demand to the other party. If Title Company does not receive a written objection from the other party to the proposed payment or return of the Deposit within five (5) Business Days after the giving of such notice, Title Company shall pay the Deposit to the party making the demand. If Title Company receives a written objection from the other party within the five (5) Business Day period, Title Company shall continue to hold the Deposit until otherwise directed by written instructions from Seller and Purchaser or until otherwise directed by a court of competent jurisdiction. Notwithstanding the foregoing, if Purchaser terminates this Agreement pursuant to Section 5.4 below, then Title Company shall immediately deliver the Deposit to Purchaser, regardless of whether or not it has received any written notice of objection from Seller.

Section 4.4 Interpleader. In the event of a dispute concerning the disposition of the Deposit, Title Company shall have the right at any time to deposit any cash funds held by it under this Agreement with the clerk of the court of general jurisdiction of the city in which the Property is located. Title Company shall give written notice of such deposit to Seller and Purchaser. Upon such deposit Title Company shall be relieved and discharged of all further obligations and responsibilities hereunder.

Section 4.5 Title Company as Stakeholder. The parties acknowledge that Title Company is acting solely as a stakeholder at their request and for their convenience; that Title Company shall not be deemed to be the agent of any of the parties; and that Title Company shall not be liable to any of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this Agreement or involving gross negligence. Seller and Purchaser shall jointly and severally indemnify and hold Title Company harmless from and against all costs, claims, and expenses, including reasonable attorneys’ fees, incurred in connection with the performance of Title Company’s duties hereunder, except with respect to actions or omissions taken or suffered by Title Company in bad faith, in willful disregard of this Agreement or involving gross negligence on the part of Title Company.

Section 4.6 Title Company to Acknowledge Agreement. Title Company shall acknowledge its agreement to the provisions of this Article 4, Article 13 and Article 15 by executing the joinder attached to this Agreement.

Article 5

Study Period

Section 5.1 Physical Inspection of Real Property.

(a) Seller and Purchaser acknowledge that Purchaser (as the tenant under the Lease) is in occupancy of the entire Building and that Purchaser manages and operates the Building. Purchaser and its authorized agents shall have the right, at Purchaser’s risk, cost and expense and subject to the rights of Tenant under and in accordance with the terms of the Lease, to enter the Real Property at any time or times during the Study Period to conduct such investigations and studies as Purchaser deems necessary or desirable to evaluate the Property. Purchaser shall not make or perform any borings or other physically invasive or destructive tests without Seller’s prior written consent, which may be given or withheld in Seller’s sole discretion. In making its tests, inspections, investigations or studies, Purchaser shall not materially interfere with or disturb the use, occupancy or operation of the Building.

(b) [intentionally omitted]

(c) Purchaser shall not make any physical changes to the Real Property in connection with this Agreement and shall indemnify and hold harmless Seller from and against (i) all physical damage to the Real Property owned by Seller caused by its tests and investigations, (ii) all loss, liability or damage suffered or incurred by Seller arising out of or resulting from injury or death to individuals or damage to personal property caused by the tests and investigations conducted by, or at the direction of, Purchaser, and (iii) all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Seller in connection with any action, suit, proceeding, demand, assessment or judgment incident to the foregoing, unless (in each case) such loss, liability or damage arises out of Seller’s negligence or willful misconduct.

(d) Purchaser’s obligations to indemnify Seller pursuant to this Section shall survive the Closing and any termination of this Agreement.

(e) Nothing in this Section 5.3 or elsewhere in this Agreement shall be deemed to limit in any way Purchaser’s rights to use and occupy the Property pursuant to the terms of the Lease.

Section 5.2 [intentionally omitted]

Section 5.3 Title Examination and Survey.

(a) Title Commitment and Survey. Purchaser shall obtain from Title Company a current commitment for the issuance of an owner’s policy of title insurance for the Real Property (the “Title Commitment”) issued by Title Company and an ALTA/ACSM survey of the Real Property (the “Survey”). Promptly after receipt of the

Title Commitment and promptly after receipt of the Survey, Purchaser shall deliver a copy of such Title Commitment or Survey to Seller.

(b) Purchaser’s Title Objections. If Purchaser objects to the condition of Seller’s title to the Real Property as shown in the Title Commitment and/or to any matter disclosed by the Survey, it shall do so by notifying Seller in writing on or before August 24, 2011 (the “Title/Survey Deadline”). If Purchaser does not object to the condition of Seller’s title to the Real Property and/or to any matter disclosed by the Survey on or before the Title/Survey Deadline, Purchaser shall be deemed to have accepted the condition of title as set forth in the Title Commitment and to have approved all exceptions to title described in Schedule B to the Title Commitment (other than the exceptions for unfiled mechanics’ liens not claiming or arising through Tenant, Mortgages and other liens which may be removed by the payment of money including, without limitation, judgment liens, liens for delinquent taxes, or any other monetary or voluntary liens encumbering the Property) and to any matter disclosed by the Survey. Within five (5) Business Days after receipt of Purchaser’s notice of title objections and a copy of the Title Commitment and the Survey, Seller shall either agree in writing to cure such objections or shall notify Purchaser in writing that Seller is unable or unwilling to do so; provided, however, that Seller shall be required to cure all Mandatory Cure Items. If Seller timely notifies Purchaser that it is unable or unwilling to cure the title and/or Survey objections, Purchaser may terminate this Agreement by giving written notice thereof to Seller within five (5) Business Days after receipt of Seller’s notice, Title Company shall promptly return the Deposit to Purchaser, and, except as otherwise provided in Sections 5.1(c) and 17.5 of this Agreement, no party shall have any further liability to any other party under this Agreement. If Purchaser does not terminate this Agreement pursuant to the preceding sentence, Purchaser shall be deemed to have waived the title and Survey objections, the title and Survey objections shall be deemed to be Permitted Exceptions and Purchaser shall be obligated to purchase the Property in accordance with the terms of this Agreement without a reduction in the Purchase Price. If Seller timely notifies Purchaser that it will cure the title objections, such title objections shall not be Permitted Exceptions and Seller shall be obligated to cure such objections on or before the Closing Date. No new exceptions to title contained in any update of the Title Commitment or new survey matters shall be Permitted Exceptions unless approved in writing by Purchaser, which approval shall not be unreasonably withheld, and Seller shall be required to cure all Mandatory Cure Items set forth in any update of the Title Commitment.

Section 5.4 Termination. Purchaser may elect to terminate this Agreement at any time before the end of the Study Period by giving Seller and Title Company written notification (the “Termination Notice”) that Purchaser elects to terminate this Agreement. Purchaser shall have the absolute right, in its sole and absolute discretion, to determine whether to give the Termination Notice during the Study Period for any reason or no reason. If the Termination Notice is timely given, Title Company shall promptly return the Deposit to Purchaser, and, except as otherwise provided in this Agreement, no party shall have any further liability to any other party under this Agreement. If this Agreement is terminated pursuant to the provisions of this Section, Purchaser agrees, upon its receipt of a written request from Seller delivered no later than thirty (30) days after the termination of this Agreement, to deliver to Seller copies of all surveys, written engineering and environmental reports prepared by third parties for Purchaser during the Study Period. All third party reports and studies shall be delivered to Seller for information only without any representation or warranty as to their accuracy and completeness and without any right to rely thereon. If the Termination Notice is not given during the Study Period, Purchaser shall be deemed to have waived its right to terminate this Agreement under this Article 5 and Purchaser shall thereafter only have the right to terminate this Agreement under Article 12 or under Article 15.

Article 6

Representations and Warranties of Seller

Seller makes the following representations and warranties to Purchaser:

Section 6.1 Representations and Warranties Regarding Authority and Status.

(a) Organization. Seller is a limited liability company duly and validly existing, in good standing, under the laws of the State of Delaware and is qualified to do business in the Commonwealth of Virginia.

(b) Authorization. (i) This Agreement is, and all the documents to be delivered by Seller pursuant to this Agreement (the “Seller Closing Documents”) will, when executed by Seller be, binding on and enforceable against Seller in accordance with their respective terms; (ii) there are no consents required to authorize Seller’s entry into and performance of this Agreement, the Seller Closing Documents and/or the transactions contemplated hereby or thereby; and (iii) Seller is authorized to execute and deliver this Agreement and to consummate the transaction contemplated hereby.

(c) No Conflicting Agreements. The execution and delivery by Purchaser of, and the performance and compliance by Seller with the terms and provisions of, this Agreement do not violate any of the terms, conditions or provisions of (i) Seller’s joint venture partnership agreement, (ii) any judgment, order, injunction, decree, regulation or ruling of any court or other Governmental Authority to which Seller is subject, or (iii) any agreement or contract to which Seller is a party or to which it or the Property is subject.

(d) United States Person. Seller is a “United States person” within the meaning of Sections 1445(f)(3) and 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

(e) OFAC. Neither Seller nor any of its affiliates, nor any of their respective partners, or to Seller’s knowledge, any of their members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the

Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

(f) Bankruptcy. Seller has not: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller’s creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of Seller’s assets; (iv) suffered the attachment, or other judicial seizure of all, or substantially all, of Seller’s assets; (v) admitted in writing its inability to pay its debts as they come due; or (vi) made an offer of settlement, extension or compromise to its creditors generally.

(g) Brokers. Except for the Broker, no agent, broker or other Person acting pursuant to express or implied authority of Seller is entitled to any commission or finder’s fee in connection with the transactions contemplated by this Agreement or will be entitled to make any claim against Seller for a commission or finder’s fee. Seller has not dealt with any agent or broker in connection with the purchase of the Property other than the Broker.

(h) Pending Actions. There is no action, suit, unsatisfied order or judgment, governmental investigation or proceeding pending, or to Seller’s knowledge, threatened, against Seller, the Property or the transaction contemplated by this Agreement, which, if adversely determined, could individually or in the aggregate have a material adverse effect on title to the Property or any portion thereof or which could in any material way interfere with the consummation by Seller of the transaction contemplated by this Agreement.

(i) Violations. Seller has not received any written notice from any Governmental Authority of a violation of any Legal Requirements (including environmental laws), which has not been remedied.

(j) Condemnation. To Seller’s knowledge, no condemnation proceedings relating to the Real Property are pending or threatened.

Section 6.2 Limitations on Seller’s Liability for Representations and Warranties. Seller’s liability for a misrepresentation or breach of warranty under this Article shall be subject to the following limitations:

(a) Whenever a representation or warranty is made in this Agreement on the basis of the best knowledge or the actual knowledge of Seller or words of similar import, or whether Seller has received written notice, such representation or warranty is made solely on the basis of the actual, as distinguished from implied, imputed or constructive, knowledge on the date that such representation or warranty is made of Johanna S. Kiev, Joe Gorin and John A. Coury (individually and collectively, “Seller’s Representative”), without any duty of inquiry or investigation and expressly excluding the knowledge of any other shareholder, partner, member, trustee, beneficiary, director, officer, manager, employee, agent or representative of Seller or any of its affiliates. Purchaser expressly agrees that no Seller’s Representative shall have any personal liability under this Agreement.

(b) If, before the Closing, Purchaser obtains actual knowledge that any of Seller’s representations or warranties is inaccurate and Purchaser nonetheless proceeds with the Closing, Seller shall not have any liability for any such matter regarding which Purchaser had actual knowledge before the Closing. For purposes of this Section, “actual knowledge of Purchaser,” “actually known by Purchaser” and words of similar effect shall mean any matter (i) disclosed by any written document delivered to or made available to Purchaser by Seller for Purchaser’s review, (ii) disclosed by any written report prepared for Purchaser by any employee, agent or independent contractor of Purchaser in connection with Purchaser’s due diligence or otherwise with respect to its acquisition of the Property, provided that such matter is within the scope of the duties or responsibilities of such employee, agent or independent contractor, or (iii) actually known by Daniel Blättler and/or Jim Morgensen.

Section 6.3 Survival. All representations and warranties made by Seller in Section 6.1 shall survive the Closing, except the representations and warranties in Sections 6.1 (h), (i) and (j) shall terminate nine (9) months after the Closing Date (the “Survival Period”) unless, within such period, Seller receives Purchaser’s written notice asserting a breach of any such representation or warranty.

Article 7

Representations and Warranties of Purchaser

Section 7.1 General. Purchaser makes the following representations and warranties to Seller:

(a) Organization. Purchaser is a corporation duly formed and validly existing under the laws of the State of Delaware and is qualified to business in the Commonwealth of Virginia.

(b) Authorization. (i) This Agreement is, and all the documents to be delivered by Purchaser pursuant to this Agreement will, when executed by Purchaser be, binding on and enforceable against Purchaser in accordance with their respective terms; (ii) there are no outstanding consents required to authorize Seller’s entry into and performance of this Agreement (subject to Purchaser’s rights of termination specified herein), and, if Purchaser has not terminated this Agreement, at Closing there shall be no outstanding consents required to authorize Seller’s entry into and performance of the Purchaser Closing Documents and/or the transactions contemplated hereby or thereby; and (iii) Purchaser is authorized to execute and deliver this Agreement and, if Purchaser has not terminated this Agreement, at Closing Purchaser shall be authorized to consummate the transaction contemplated hereby.

(c) No Conflicting Agreements. The execution and delivery by Purchaser of, and the performance and compliance by Purchaser with the terms and provisions of, this Agreement do not violate any of the terms, conditions or provisions of (i) Purchaser’s organizational documents (subject to the provisions of Section 17.16), (ii) any judgment, order, injunction, decree, regulation or ruling of any court or other Governmental Authority to which Purchaser is subject, or (iii) any agreement or contract to which Purchaser is a party or to which it is subject.

(d) Brokers. Except for the Broker, no agent, broker or other Person acting pursuant to express or implied authority of Purchaser is entitled to any commission or finder’s fee in connection with the transactions contemplated by this Agreement. Purchaser has not dealt with any agent or broker in connection with the purchase of the Property other than the Broker.

(e) Investigations. Purchaser is a sophisticated investor with experience in purchasing and owning office buildings similar to the Property. Purchaser will have the right to examine and inspect, the physical nature and condition of the Property, including structural, mechanical, plumbing, electrical, environmental and safety conditions. PURCHASER ACKNOWLEDGES AND AGREES THAT THE PROPERTY IS BEING SOLD BY SELLER IN ITS “AS IS, WHERE IS, WITH ALL FAULTS” CONDITION AND SELLER HAS NOT MADE AND IS NOT MAKING ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL (OTHER THAN THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 6.1 AND THE DEED), AS TO (A) THE NATURE OR CONDITION, PHYSICAL OR OTHERWISE, OF THE PROPERTY OR ANY ASPECT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF HABITABILITY, SUITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE, OR THE ABSENCE OF PROHIBITORY OR LATENT VICES OR DEFECTS IN THE PROPERTY, (B) THE NATURE OR QUALITY OF CONSTRUCTION, STRUCTURAL DESIGN OR ENGINEERING OF THE BUILDING OR THE STATE OF REPAIR OR LACK OF REPAIR OF ANY OF THE BUILDING, (C) THE QUALITY OF THE LABOR OR MATERIALS INCLUDED IN THE BUILDING, (D) THE SOIL CONDITIONS, DRAINAGE CONDITIONS, TOPOGRAPHICAL FEATURES, ACCESS TO PUBLIC RIGHTS-OF-WAY, AVAILABILITY OF UTILITIES OR OTHER CONDITIONS OR CIRCUMSTANCES WHICH AFFECT OR MAY AFFECT THE PROPERTY OR ANY USE TO WHICH THE PROPERTY MAY BE PUT, (E) ANY CONDITIONS AT OR WHICH AFFECT OR MAY AFFECT THE PROPERTY WITH RESPECT TO ANY PARTICULAR PURPOSE, USE, DEVELOPMENT POTENTIAL OR OTHERWISE, (F) THE AREA, SIZE, SHAPE, CONFIGURATION, LOCATION, CAPACITY, QUANTITY, QUALITY, CASH FLOW, EXPENSES OR VALUE OF THE PROPERTY OR ANY PART THEREOF, (G) THE NATURE OR EXTENT OF TITLE TO THE PROPERTY, OR ANY EASEMENT, SERVITUDE, RIGHT-OF-WAY, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHERWISE

THAT MAY AFFECT TITLE TO THE PROPERTY, (H) ANY ENVIRONMENTAL, GEOLOGICAL, STRUCTURAL, OR OTHER CONDITION OR HAZARD OR THE ABSENCE THEREOF HERETOFORE, NOW OR HEREAFTER AFFECTING IN ANY MANNER THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PRESENCE OR ABSENCE OF ASBESTOS OR ANY ENVIRONMENTALLY HAZARDOUS SUBSTANCE ON, IN, UNDER OR ADJACENT TO THE PROPERTY, OR (I) THE COMPLIANCE OF THE PROPERTY OR THE OPERATION OR USE OF THE PROPERTY WITH ANY APPLICABLE RESTRICTIVE COVENANTS, OR WITH ANY LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL BODY (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, ANY ZONING OR LAND USE LAWS, REGULATIONS OR RESTRICTIONS, ANY BUILDING CODES, ANY ENVIRONMENTAL LAWS, AND THE AMERICANS WITH DISABILITIES ACT OF 1990, 42 U.S.C. 12101 ET SEQ.). PURCHASER AGREES TO ACCEPT THE PROPERTY AT CLOSING AND WAIVES ALL OBJECTIONS OR CLAIMS AGAINST SELLER (INCLUDING, BUT NOT LIMITED TO, ANY RIGHT FOR CLAIM OF CONTRIBUTION) ARISING FROM OR RELATED TO THE PROPERTY FOR ANY HAZARDOUS SUBSTANCES ON THE PROPERTY. THE PROVISIONS OF THIS SECTION SHALL BE BINDING ON PURCHASER AND SHALL SURVIVE THE CLOSING.

PURCHASER HAS BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY AND THE MATERIALS RELATING TO THE PROPERTY THAT PURCHASER DEEMED NECESSARY TO INSPECT AND REVIEW IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, AND PURCHASER HAS RETAINED SUCH ENVIRONMENTAL CONSULTANTS, STRUCTURAL ENGINEERS AND OTHER EXPERTS AS IT DEEMED NECESSARY TO INSPECT THE PROPERTY AND REVIEW SUCH MATERIALS. PURCHASER IS RELYING ON ITS OWN INVESTIGATION AND THE ADVICE OF ITS EXPERTS REGARDING THE PROPERTY, AND UPON ITS REVIEW OF SUCH MATERIALS, AND NOT ON ANY REPRESENTATIONS OR WARRANTIES OF SELLER (OTHER THAN THE REPRESENTATIONS SET FORTH IN SECTION 6). PURCHASER ACKNOWLEDGES THAT: (I) SELLER MAKES ABSOLUTELY NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION, REPORTS OR OTHER MATERIALS DELIVERED TO PURCHASER AND (II) EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, PURCHASER DISCLAIMS ANY AND ALL CLAIMS AGAINST SELLER FOR THE INACCURACY OR INCOMPLETENESS OF ANY SUCH INFORMATION, REPORTS OR OTHER MATERIALS PROVIDED TO PURCHASER.

(f) ERISA. Purchaser is not using the assets of an employee benefit plan as defined in Section 3(3) of ERISA and covered under Title I, Part 4 of ERISA or

Section 4975 of the Internal Revenue Code of 1986, as amended, in the performance or discharge of its obligations hereunder.

(g) OFAC. Neither Purchaser nor any of its affiliates is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of OFAC (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

(h) Bankruptcy. Purchaser has not: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Purchaser’s creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of Purchaser’s assets; (iv) suffered the attachment, or other judicial seizure of all, or substantially all, of Purchaser’s assets; (v) admitted in writing its inability to pay its debts as they come due; or (vi) made an offer of settlement, extension or compromise to its creditors generally.

Section 7.2 Survival. All representations and warranties made by Purchaser in Section 7.1 shall survive the Closing.

Article 8

Additional Obligations of Seller

Section 8.1 Possession. Seller shall deliver possession of the Real Property to Purchaser on the Closing Date, subject to the Permitted Exceptions.

Section 8.2 Affirmative Covenants. Between the Effective Date and the Closing Date, Seller will:

(a) continue, or cause the Tenant to continue, to manage and operate the Real Property in the ordinary and usual manner in which Seller has managed and operated the Real Property;

(b) perform, observe and comply in all material respects with the terms and provisions of the Lease to be performed, observed or complied with by Seller as the landlord under the Lease;

(c) use good faith commercially reasonable efforts prior to the Closing to satisfy all conditions to the Closing which are within Seller’s power to satisfy; and

(d) maintain, and cause the Tenant to maintain, in full force and effect all insurance required to be maintained pursuant to the Lease.

Section 8.3 Sales Commission. Seller agrees to pay the commissions payable to the Broker in accordance with a separate agreement between Seller and Broker.

Section 8.4 Cancellation of Contracts. Seller shall terminate all Contracts which termination shall be effective prior to or upon the Closing.

Article 9

Additional Obligations of Purchaser

[intentionally omitted]

Article 10

Conditions Precedent to Seller’s Obligations

The obligations of Seller to sell the Property to Purchaser and to perform the other covenants and obligations to be performed by it on the Closing Date shall be subject to the following conditions (all or any of which may only be waived in writing by Seller):

Section 10.1 Purchaser’s Representations and Warranties True. The representations and warranties made by Purchaser in Article 7 shall be true and correct in all material respects on the Effective Date and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date.

Section 10.2 Purchaser’s Performance. Purchaser shall have performed in all material respects all obligations required by this Agreement to be performed by it on or before the Closing Date.

Article 11

Conditions Precedent to Purchaser’s Obligations

The obligations of Purchaser to purchase the Property from Seller and to perform the other covenants and obligations to be performed by it on the Closing Date shall be subject to the following conditions (all or any of which may only be waived in writing by Purchaser):

Section 11.1 Seller’s Representations and Warranties True. The representations and warranties made by Seller in Article 6 shall be true and correct in all material respects on the Effective Date and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations had been made on and as of such date.

Section 11.2 Seller’s Performance. Seller shall have performed in all material respects all covenants and obligations required by this Agreement to be performed by it on or before the Closing Date.

Section 11.3 Title to Real Property. The condition of Seller’s title to the Property shall be as set forth in Section 5.3.

Article 12

Casualty and Condemnation

Section 12.1 Effect of Unrepaired Damage. Seller shall give Purchaser or Purchaser shall give to Seller written notice within ten (10) days after such party has knowledge that all or any material portion of the Property has been damaged by any Casualty prior to the Closing. If any portion of the Property is damaged by Casualty prior to Closing and such Casualty is not a Major Casualty (defined below), Purchaser shall be required to purchase the Property in accordance with the terms of this Agreement and, at Closing, Seller shall assign to Purchaser all insurance claims and proceeds with respect thereto and shall pay or credit to Purchaser the amount of any deductible or uninsured loss with respect to such Casualty. If such Casualty is a Major Casualty, within ten (10) days after the determination that such Casualty constitutes a Major Casualty (which determination shall be made pursuant to Section 10.1(a) of the Lease), Purchaser shall either (i) terminate this Agreement in a written termination notice delivered to Seller within such ten (10) day period, in which case Title Company shall return the Deposit to Purchaser and no party shall have any further liability or obligation to any other party under this Agreement, except as otherwise provided in Article 5 or Section 17.5; or (ii) proceed with the Closing, in which case Seller shall assign to Purchaser all insurance claims and proceeds (other than claims and proceeds for rent loss insurance) with respect to such damage and shall pay or credit to Purchaser the amount of any deductible or uninsured loss with respect to such Casualty; and failure to timely deliver such notice shall constitute Purchaser’s election to proceed with the Closing. If a Casualty to any part of the Property has occurred and Purchaser is required or elects to complete the purchase of the Property, Seller shall cooperate with Purchaser in prosecuting all insurance claims assigned to Purchaser at Closing. As used herein, the term “Major Casualty” means any Casualty for which the Tenant has the right to terminate the Lease pursuant to Section 10.1(b) or Section 10.1(d) of the Lease. The Closing Date shall be automatically extended to the extent necessary to determine pursuant to the Lease whether a Casualty constitutes a Major Casualty and to allow the foregoing notice periods.

Section 12.2 Condemnation. Seller shall give Purchaser written notice within ten (10) days after Seller has knowledge that all or any material portion of the Property has been or is being condemned prior to the Closing. If such condemnation is of a nature and extent that would permit Tenant to terminate the Lease pursuant to Section 11.2(b) or Section 11.3 of the Lease (a “Material Condemnation”), within ten (10) days after the determination that such condemnation constitutes a Material Condemnation, Purchaser shall either (i) terminate this Agreement in a written termination notice delivered to Seller within such ten (10) day period, in which case Title Company shall return the Deposit to Purchaser and no party shall have any further liability or obligation to any other party under this Agreement, except as otherwise provided in Article 5 or Section 17.5; or (ii) proceed with the Closing; and failure to timely deliver such notice shall constitute Purchaser’s election to proceed with the Closing. In the event of a Material Condemnation for which Purchaser does not elect to terminate this Agreement or a non-Material Condemnation, Seller shall assign all of Seller’s rights to the award to

Purchaser, Seller shall not be required to restore the Property but may elect to commence to do so, and (z) there shall be a credit against the Purchase Price equal to the amount of (A) any condemnation award collected by Seller as a result of any such condemnation less (B) any sums expended by Seller toward the restoration of the Property. If the award has not been collected as of the Closing, then such award shall be assigned to Purchaser, and Purchaser shall not receive any credit against the Purchase Price with respect to such award. The Closing Date shall be automatically extended to allow the foregoing notice periods.

Section 12.3 Insurance Proceeds; Condemnation Awards. In the event of any Casualty or condemnation that does not result in a termination of this Agreement pursuant to this Article 12, the provisions of this Article 12 with respect to insurance proceeds and condemnation awards shall prevail over the provisions with respect to insurance proceeds and condemnation awards set forth in Sections 10 and 11 of the Lease and such Lease provisions shall be disregarded.

Article 13

Closing

Section 13.1 Closing Date and Escrow. The closing of the purchase and sale of the Property (the “Closing”) shall take place on the Closing Date. The Closing shall be consummated by mail through the office of Title Company in the Washington, DC metropolitan area. On or before 2:00 p.m. (New York local time) on the Closing Date, Purchaser shall cause to be deposited with Title Company immediately available funds in an amount equal to the sum of all amounts owed by Purchaser under this Agreement and as shown on the Closing Statement.

Section 13.2 Seller’s Deliveries. At the Closing, Seller shall deliver to Purchaser the following:

(a) the Deed, signed by Seller in recordable form;

(b) the Bill of Sale, signed by Seller;

(c) the Lease Assignment, signed by Seller;

(d) the Assignment and Assumption Agreement-Contracts and General Intangibles, signed by Seller;

(e) the Non-Foreign Affidavit, signed by Seller;

(f) a certificate executed by Seller, dated as of the Closing Date, pursuant to which Seller shall have certified to Purchaser that Seller’s representations and warranties in Article 6 are true and correct in all material respects as of the Closing Date as if such representations and warranties were made on and as of the Closing Date or, if and to the extent any of such representations and warranties is not so true and correct, shall identify with reasonable particularity the nature and extent to which any such representation or warranty is not so true and correct;

(g) an owner/seller affidavit and “gap indemnity ”in the form attached hereto as Exhibit H, signed by Seller;

(h) other affidavits and other instruments, including all organizational documents of Seller and Seller’s general partner, and good standing certificates reasonably requested by Title Company, evidencing the power and authority of Seller to enter into this Agreement and to consummate the transactions contemplated by this Agreement;

(i) the Closing Statement, signed by Seller;

(j) the Seller Closing Documents and all other documents, instruments, agreements and certificates required by this Agreement to be signed by Seller or delivered to Purchaser at the Closing;

(k) all required transfer and other tax declarations and returns duly executed and acknowledged by Seller; and

(l) such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

Section 13.3 Purchaser’s Deliveries. At the Closing, Purchaser shall deliver to Seller the following:

(a) the Lease Assignment, signed by Purchaser;

(b) the Closing Statement, signed by Purchaser;

(c) a certificate executed by Purchaser, dated as of the Closing Date, pursuant to which Purchaser shall have certified to Seller that Purchaser’s representations and warranties in Article 7 are true and correct as of the date of such certificate as if such representations and warranties were made on and as of the date of such certificate or, if and to the extent any of such representations and warranties is not so true and correct, shall identify with reasonable particularity the nature and extent to which any such representation or warranty is not so true and correct;

(e) all other documents, instruments, agreements and certificates required by this Agreement to be signed by Purchaser or delivered to Seller at the Closing;

(e) all required transfer and other tax declarations and returns duly executed and acknowledged by Purchaser; and

(f) such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

Article 14

Closing Adjustments and Prorations

Section 14.1 General. All rentals, revenues and other income generated by the Real Property and all utilities, Real Estate Taxes, project association dues and other payments, maintenance charges and other operating expenses incurred in connection with the ownership, management and operation of the Real Property shall be paid or shall be prorated between Seller and Purchaser in accordance with the provisions of this Article. For purposes of the prorations and adjustments to be made pursuant to this Article, Purchaser shall be deemed to own the Real Property and therefore be entitled to any revenues and be responsible for any expenses for the entire day upon which the Closing occurs. Any apportionments and prorations which are not expressly provided for in this Article shall be made in accordance with the customary practice in the jurisdiction where the Real Property is located. Seller shall prepare and the parties shall agree upon a schedule of adjustments (the “Closing Statement”) before the Proration Date, which Seller shall deliver to Purchaser, with reasonable back-up, no later than two (2) Business Days prior to the Closing Date. The prorations required by this Article shall be subject to post-Closing adjustments as necessary to reflect later relevant information not available at the Closing and to correct any errors made at the Closing with respect to such prorations; provided, however, except as otherwise expressly provided in this Article to the contrary, such prorations shall be deemed final and not subject to further post-Closing adjustments with respect to any adjustments not requested in writing by Purchaser or Seller within twelve (12) months after the Closing.

Section 14.2 Rent. Rent shall be prorated at the Closing in accordance with the following provisions:

(a) Minimum Rent. Subject to Section 14.2(b), Minimum Rent and Additional Rent shall be prorated between Seller and Purchaser as of the Proration Date on an accrual basis with Purchaser paying to, or giving Seller a credit for, at Closing all unpaid Minimum Rent or Additional Rent which is due and payable by Tenant for the period prior to the Closing Date.

(b) Delinquent Rent. Purchaser shall pay to Seller at Closing any delinquent Rent under the Lease.

Section 14.3 Taxes and Assessments. Real Estate Taxes assessed against the Real Property and personal property taxes assessed against the Personal Property (“Personal Property Taxes”) shall be prorated between Seller and Purchaser on a cash basis to the extent actually paid by such parties (and not the Tenant’s direct obligation under the Lease), based upon the actual current tax bill. If the most recent tax bill received by Seller before the Proration Date is not the actual current tax bill, then Seller and Purchaser shall initially prorate the Real Estate Taxes at the Closing by applying 100% of the tax rate for the period covered by the most current available tax bill to the latest assessed valuation, and shall reprorate the Real Estate Taxes retroactively at the Final Closing Adjustment so long as the actual current tax bill is then available. Notwithstanding anything in this Section to the contrary, if Seller has collected from Tenant any Real Estate Taxes or Personal Property Taxes and, as of the Closing, Seller has not actually paid such amounts to the applicable taxing authority, then Seller shall provide Purchaser with a credit against the Purchase Price to the extent of any such collected but not paid amounts.

Section 14.4 Operating Expenses. All Operating Expenses shall be prorated between Seller and Purchaser as of the Proration Date on a cash basis, to the extent actually paid, based on the actual number of days in the month during which the Proration Date occurs. Seller shall be responsible for all Operating Expenses attributable to the period before the Proration Date and Purchaser shall be responsible for all Operating Expenses attributable to the period on and after the Proration Date. To the extent commercially reasonable and practicable, Seller and Purchaser shall obtain billings and meter readings as of the Business Day preceding the Proration Date to aid in the proration of charges for gas, electricity and other utility services which are not the direct responsibility of Tenant. If billings or meter readings as of the Business Day preceding the Proration Date are obtained, adjustments of any costs, expenses, charges or fees shown thereon shall be made in accordance with such billings or meter readings. If billings or meter readings as of the Business Day preceding the Proration Date are not available for any utility service, the charges therefor shall be adjusted at the Closing on the basis of the per diem charges for the most recent prior period for which bills were issued and shall be further adjusted at the Final Closing Adjustment on the basis of the actual bills for the current period. Notwithstanding anything to the contrary set forth in this Section, any Operating Expenses which are payable by Tenant directly to a third party shall not be apportioned hereunder.

Section 14.5 Seller’s Credit for Prepaid Expenses; Purchaser’s Credit for Unpaid Expenses

(a) At the Closing, Seller shall receive credit from Purchaser for all Operating Expenses, Real Estate Taxes, Personal Property Taxes and other items of cost or expense being prorated under this Article which, as of the Closing Date, have been prepaid by Seller for a period on and after the Proration Date.

(b) At the Closing, Purchaser shall receive credit from Seller for all Operating Expenses, Real Estate Taxes, Personal Property Taxes and other items of cost or expense being prorated under this Article which are accrued, but unpaid, as of the Closing Date, but only to the extent such accrued, unpaid items relate to a period before the Closing Date. On and after the Closing Date, Purchaser shall pay all amounts for which Purchaser receives credit under this Section and shall indemnify, defend and hold harmless Seller from and against liability, cost and expense, including reasonable attorneys’ fees and disbursements, with respect thereto.

Section 14.6 Project Association Dues. Owner association dues and other payments assessed against the Real Property shall be prorated between Seller and Purchaser on a cash basis as of the Proration Date.

Section 14.7 [intentionally omitted]

Section 14.8 Utility Deposits. Seller shall be entitled to retain all Utility Deposits. If any of the Utility Deposits is not refundable to Seller without replacement by Purchaser, Purchaser shall either: (i) deliver the requisite replacement Utility Deposit to the utility company on or before the Closing Date, or (ii) pay to Seller at the Closing the amount of such Utility Deposit, against a good and sufficient transfer by Seller to Purchaser of all interest of Seller in the Utility Deposit.

Section 14.9 [intentionally omitted]

Section 14.10 Final Closing Adjustment. No later than ninety (90) days after the Closing, Seller and Purchaser shall make a final adjustment to the prorations made pursuant to this Article (the “Final Closing Adjustment”). The Final Closing Adjustment shall be made in the following manner: all adjustments or prorations not made or not correctly made at the Closing shall be made or remade (as applicable) as a part of the Final Closing Adjustment. Any net adjustment in favor of Purchaser shall be paid in cash or cash equivalent by Seller to Purchaser no later than twenty (20) days after the Final Closing Adjustment. Any net adjustment in favor of Seller shall be paid in cash or cash equivalent by Purchaser to Seller no later than twenty (20) days after the Final Closing Adjustment.

Section 14.11 Closing Costs and Transfer Taxes. Seller shall pay the cost of preparing the Deed, the Commonwealth of Virginia’s Grantor’s Tax on the Deed, the recording charges payable in connection with the recording of the Deed and the costs associated with releasing any financial encumbrances of record that Seller is obligated to release under this Agreement. Purchaser shall pay Recordation Tax on the Deed, all title examination charges, all title insurance premiums for the owner’s policy of title insurance issued pursuant to the Commitment (the “Title Policy”), the cost of the issuance of any endorsements to the Title Policy required by Purchaser, the cost of the Survey and any update or revision to the Survey which may be requested by Purchaser, the costs and expenses related to any purchase money financing obtained by Purchaser and all applicable escrow fees charged by Title Company. Seller and Purchaser shall each pay their respective legal fees and expenses incurred in connection with the negotiation of this Agreement and all related documents, and in addressing each such party’s tax and securities issues.

Section 14.12 Expenses. Except as this Agreement might otherwise expressly provide to the contrary, Purchaser agrees to pay all expenses incurred by it in connection with the negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the fees and expenses of its legal counsel, and Seller agrees to pay all expenses incurred by it in connection with the negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the fees and expenses of its legal counsel.

Article 15

Termination and Default

Section 15.1 Termination for Failure of Conditions. Subject to the provisions of this Section, this Agreement may be terminated upon written notice given to Title Company and the other party by:

(a) Purchaser at the Closing, if any one or more of the conditions set forth in Article 11 is not satisfied on the Closing Date. Upon termination of this Agreement under this Section 15.1(a), the Deposit shall be returned to Purchaser and neither party shall have any further rights, obligations or liabilities under this Agreement (other than as set forth in Sections 5.1(c) and 17.5), except that if the failed condition is due to an intentional breach by Seller of any of its representations or warranties or a breach of any other Seller obligation hereunder, then the provisions of Section 15.2 shall govern. The conditions set forth in Article 11 are for Purchaser’s sole benefit, and Purchaser may, in its sole discretion, waive (absolutely and in whole, but not conditionally or in part) the fulfillment of any one or more of the conditions, or any part thereof. Seller shall not take or authorize, directly or indirectly, any action that modifies or changes the circumstances upon which the conditions set forth in Article 11 were deemed satisfied or waived by Purchaser without Purchaser’s prior written consent.; or

(b) Seller at the Closing, if any one or more of the conditions set forth in Article 10 is not satisfied on the Closing Date. Upon termination of this Agreement under this Section 15.1(b), the Deposit shall be returned to Purchaser and neither party shall have any further rights, obligations or liabilities under this Agreement (other than as set forth in Sections 5.1(c) and 17.5), except that if the failed condition is due to an intentional breach by Purchaser of any of its representations or warranties or a breach of any other Purchaser obligation hereunder, then the provisions of Section 15.3 shall govern. The conditions set forth in Article 10 are for Seller’s sole benefit, and Seller may, in its sole discretion, waive (absolutely and in whole, but not conditionally or in part) the fulfillment of any one or more of the conditions, or any part thereof. Purchaser shall not take or authorize, directly or indirectly, any action that modifies or changes the circumstances upon which the conditions set forth in Article 10 were deemed satisfied or waived by Seller without Seller’s prior written consent.

Section 15.2 Termination by Purchaser for Seller Default.

(a) If Seller defaults prior to Closing in performing any of the covenants or agreements to be performed by Seller under this Agreement and such default is not cured on or before the earlier of ten (10) days after written notice by Purchaser to Seller or the day of the Closing, Purchaser shall have the right, as Purchaser’s sole remedy and at its sole option, to: (x) terminate this Agreement, whereupon the Deposit shall be returned to Purchaser and neither party shall have any further right or liability to the other under this Agreement except as may be specifically set forth in Sections 5.1(c) and 17.5; or (y) in lieu of terminating this Agreement pursuant to Section 15.1, to elect to permit this Agreement to remain in effect and to sue for specific performance (but not to seek or collect any damages caused by Seller’s default). If Purchaser does not file suit for specific performance within sixty (60) days after the scheduled Closing Date, then Purchaser shall be deemed to have elected to terminate this Agreement pursuant to Section 15.1. If Seller defaults prior to Closing in performing any of the covenants or agreements to be performed by Seller under this Agreement, Purchaser’s election (or deemed election) to terminate this Agreement or to pursue an action for specific performance set forth above shall be Purchaser’s sole remedy, subject, however, to the provisions of Section of 17.15.

(b) If Closing occurs and Purchaser claims (i) a Seller default in performing any of the covenants or agreements to be performed by Seller under this Agreement and/or (ii) any breach by Seller of Seller’s representations and warranties set forth in this Agreement, the liability of Seller for all such defaults and/or breaches shall be limited to the direct, but not consequential or punitive, damages resulting from any such defaults and/or breaches. In addition, if Closing occurs and Purchaser claims any breach(es) by Seller of Seller’s representations and warranties set forth in Sections 6.1 (h), (i) and (j) of this Agreement, the liability of Seller for any such breach(es) shall not exceed $2,500,000, in the aggregate.

Section 15.3 Termination by Seller for Purchaser Default. If Seller terminates this Agreement pursuant to Section 15.1(b), this Agreement shall become null and void, Title Company shall return the Deposit to Purchaser and no party shall have any further liability or obligation to any other party under this Agreement, except as otherwise provided in Sections 5.1(c) and 17.5 or the next sentence. If Seller terminates this Agreement pursuant to Section 15.1(b) because of a breach by Purchaser of any of the representations or warranties made by it in this Agreement or the failure of Purchaser to perform any of the covenants or agreements to be performed by it under this Agreement, and such breach or failure continues for a single period of ten (10) days after Seller notifies Purchaser in writing of such default, upon such termination the Title Company shall pay the Deposit to Seller and no party shall have any further liability or obligation to any other party under this Agreement, except as otherwise provided in Sections 5.1(c) and 17.5. Seller’s sole and exclusive remedy for Purchaser’s misrepresentation, breach of warranty or default shall be to receive the Deposit as liquidated damages. In no event and under no circumstances shall Seller be entitled to receive more than the Deposit as damages for Purchaser’s misrepresentation, breach of warranty or default. SELLER AND PURCHASER ACKNOWLEDGE THAT THE DAMAGES TO SELLER IN THE EVENT OF A BREACH OF THIS AGREEMENT BY PURCHASER WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE, THAT THE AMOUNT OF THE DEPOSIT REPRESENTS THE PARTIES’ BEST AND MOST ACCURATE ESTIMATE OF THE DAMAGES THAT WOULD BE SUFFERED BY SELLER IF THE TRANSACTION FAILS TO CLOSE AND THAT SUCH ESTIMATE IS REASONABLE UNDER THE CIRCUMSTANCES EXISTING ON THE EFFECTIVE DATE AND UNDER THE CIRCUMSTANCES THAT

SELLER AND PURCHASER REASONABLY ANTICIPATE WOULD EXIST AT THE TIME OF SUCH BREACH. PURCHASER AND SELLER AGREE THAT SELLER’S RIGHT TO RETAIN THE DEPOSIT SHALL BE SELLER’S SOLE REMEDY, AT LAW AND IN EQUITY, FOR PURCHASER’S FAILURE TO PURCHASE THE PROPERTY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

Article 16

Notices

16.1 Notices.

(a) Manner of Giving Notice. Each notice, request, demand, consent, approval or other communication (individually, a “Notice” and collectively, the “Notices”) which Seller or Purchaser is required or permitted to give to the other party pursuant to this Agreement shall be in writing and shall be given by one of the following means: (1) personal delivery with proof of delivery thereof (any notice so delivered shall be deemed to have been received at the time so delivered), (2) nationally recognized overnight delivery service designating next Business Day delivery (any notice so delivered shall be deemed to have been received on the next Business Day following receipt by the courier), or (3) email so long as the sender’s computer generates or keeps a record that states the date and time of the transmission and the document or information transmitted (with a copy of such email notice also being sent to the recipient in accordance with clause (2) above on the day such email notice is sent) and any notice so delivered shall be deemed to have been received (i) on the date of transmission, if so transmitted before 5:30 p.m. (local time of the recipient) on a Business Day, or (ii) on the next Business Day, if so transmitted on or after 5:30 p.m. (local time of the recipient) on a Business Day or if transmitted on a day other than a Business Day), addressed to the parties at their respective addresses designated pursuant to subsection (b).

(b) Addresses for Notices. All notices shall be addressed to the parties at the following addresses:

if to Seller, to:

c/o Rockwood Capital, LLC

10 Bank Street, Suite 1190

White Plains, NY 10606

Attention:   Joe Gorin

e-mail:        jgorin@rockwoodcap.com

with copies to:

Rockwood Capital, LLC

1999 Avenue of the Stars, Suite 250

Los Angeles, CA 90067

Attention:   Marti Breier

email:         mbreier@rockwoodcap.com

and to:

Rockwood Capital, LLC

10 Bank Street, 11th Floor

White Plains, NY 10606

Attention:   David I. Becker

e-mail:        dbecker@rockwoodcap.com;

and if to Purchaser, to:

VeriSign, Inc.

21355 Ridgetop Circle

Dulles, VA 20166

Attention:   General Counsel

email:         rgoshorn@verisign.com

with a copy to:

DLA Piper LLP (US)

500 8th Street NW

Washington DC 20004

Attention:   Jeffrey R. Keitelman

email:         jeffrey.keitelman@dlapiper.com

Either party may, by notice given pursuant to this Section, change the person or persons and/or address or addresses, or designate an additional person or persons or an additional address or addresses, for its notices, but notice of a change of address shall only be effective upon receipt.

(c) Notice Given by Counsel. All Notices that are required or permitted to be given by either party to the other under this Agreement may be given by such party or its legal counsel.

Article 17

Miscellaneous Provisions

Section 17.1 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, contains the entire agreement between the parties relating to the purchase and sale of the Property with all prior negotiations (including the Lease, subject, however to the provisions of Section 17.15 of this Agreement) between the parties being merged into this Agreement and there are no promises, agreements (including the Lease, subject, however to the provisions of Section 17.15 of this Agreement), conditions, undertakings, warranties or representations, oral or written, express or implied, between them other than as herein set forth. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any of the provisions of this Agreement or any other agreement referred to herein, shall be valid unless in writing and signed by the party against whom it is sought to be enforced.

Section 17.2 Counterparts. This Agreement may be executed in any number of counterparts and it shall not be necessary that each party to this Agreement execute each counterpart.

Section 17.3 Benefit and Burden. All terms of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the respective personal representatives, heirs, successors and permitted assigns of the parties hereto. Neither party shall have the right to assign its rights under this Agreement to any other Person, provided, however, Purchaser shall have the right, without Seller’s consent, to assign its rights and obligations under this Agreement to any person or entity that is an affiliate or subsidiary of Purchaser or that is otherwise owned or controlled by Purchaser, but no such assignment shall relieve the original Purchaser of any of the purchaser’s obligations and liabilities under this Agreement.

Section 17.4 Governing Law. This Agreement is intended to be performed in the jurisdiction in which the Real Property is located and shall be construed and enforced in accordance with the laws of such jurisdiction.

Section 17.5 Confidentiality. Purchaser shall hold all information concerning the Property (the “Information”) in confidence and shall not at any time disclose or permit the disclosure of the Information to any Person without Seller’s prior written consent. Purchaser further agrees to use the Information only for purposes of evaluating the Property in connection with its purchase of the Property in accordance with the terms of this Agreement. Notwithstanding the foregoing, (i) Purchaser may disclose the Information to its legal counsel, accountants, lenders and other Persons who need to review the Information in connection with Purchaser’s purchase of the Property in accordance with the terms of this Agreement, (ii) the provisions of this Section shall not apply to any portions of the Information that are available from public sources other than through the actions of Purchaser or its agents, (iii) Purchaser may disclose the Information to the extent that such disclosure is required by law or court order, but Purchaser first shall provide written notice thereof to Seller, and (iv) the provisions of this Section shall not apply to any Information obtained by Purchaser in its capacity as Tenant under the Lease and any confidentially obligations set forth in the Lease shall instead apply to such Information. If this Agreement is terminated before the Closing, following written request from Seller Purchaser promptly shall return the Information to Seller. Neither Seller nor Purchaser shall make and both shall direct their respective employees, officers, agents and representatives not to, directly or indirectly, release or cause or permit to be released to the public prior to the Closing, any public announcements or disclosures concerning the sale of the Property pursuant to this Agreement without first obtaining the prior written consent of the other; provided, however, that nothing in this Section shall be deemed to prohibit Purchaser from making any regulatory filings (including, without limitation, filings with the Securities and Exchange Commission) deemed necessary or advisable by Purchaser. The provisions of this Section shall survive the termination of this Agreement but not the Closing.

Section 17.6 No Recording. Neither Purchaser nor its agents or representatives shall record or file this Agreement or any notice or memorandum hereof in any public records, except in connection with a suit by Purchaser for specific performance following Seller’s default.

Section 17.7 Partial Invalidity. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

Section 17.8 Attorneys’ Fees. If the parties become engaged in any litigation or with each other in connection with this Agreement, the prevailing party shall be reimbursed and indemnified by the party not prevailing in such litigation for all reasonable costs and expenses incurred by the prevailing party in enforcing or establishing its rights hereunder, including court costs and reasonable attorneys’ fees. The prevailing party shall be determined by the court based upon an assessment of which party’s major arguments or positions taken in the proceedings could fairly be said to have prevailed over the other party’s major arguments or positions on major disputed issues. The provisions of this Section shall survive the Closing or termination of this Agreement.

Section 17.9 Indemnification Against Broker’s Claims. Seller shall indemnify, hold harmless and defend Purchaser from and against (i) any claim or claims for brokerage or other commissions arising out of any breach of Seller’s representation and warranty in Section 6.2, and (ii) all reasonable costs and expenses (including reasonable attorney’s fees) incurred by Purchaser in connection with any action, suit, proceeding, demand, assessment or judgment incident to the foregoing. Purchaser shall indemnify, hold harmless and defend Seller from and against (i) any claim or claims for brokerage or other commissions arising out of any breach of Purchaser’s representation and warranty in Section 7.1(d), and (ii) all reasonable costs and expenses (including reasonable attorney’s fees) incurred by Seller in connection with any action, suit, proceeding, demand, assessment or judgment incident to the foregoing. The provisions of this Section shall survive the Closing or termination of this Agreement.

Section 17.10 Time of the Essence. Time is of the essence under this Agreement. Notwithstanding the foregoing or any other term of this Agreement, if the expiration of any time period for payment, performance or the taking of an action under this Agreement falls on a day that is not a Business Day, then such time period shall be automatically extended to the next Business Day. The provisions of this Section shall survive the Closing or termination of this Agreement.

Section 17.11 [intentionally omitted]

Section 17.12 Exculpation. Any provision of this Agreement to the contrary notwithstanding, neither Seller nor Purchaser shall have any right to seek recourse against the partners, members, officers, directors, shareholders, employees, agents (or any of them) of Seller or Purchaser, respectively, or any of their personal assets, for satisfaction of any obligation or award hereunder. The provisions of this Section shall survive the Closing or termination of this Agreement.

Section 17.13 Like-Kind Exchange. Seller and Purchaser shall each have the right to structure the disposition or acquisition of the Property as a like-kind exchange under Internal Revenue Code Section 1031 at the exchanging party’s sole cost and expense. The other party shall reasonably cooperate therein, provided that such other party shall incur no material costs, expenses or liabilities in connection with the exchanging party’s exchange and provided that such exchange does not extend the Closing Date. If either party uses a qualified intermediary to effectuate an exchange, any assignment of the rights or obligations of such party hereunder shall not relieve, release or absolve such party of its obligations to the other party. The exchanging party shall indemnify, defend and hold harmless the other party from all liability in connection with the indemnifying party’s exchange, and the indemnified party shall not be required to take title to or contract for the purchase of any other property. Notwithstanding the foregoing, should a party electing to structure the disposition or acquisition of the Property as a like-kind exchange fail to effect such exchange as contemplated in this Section for any reason, then the Closing shall be consummated in accordance with terms and conditions of this Agreement just as though the provisions of this Section had been omitted from this Agreement other than the indemnification obligations of such electing party set forth in this Section. The indemnification provisions of this Section shall survive the Closing.

Section 17.14 WAIVER OF JURY TRIAL. SELLER AND PURCHASER WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT. The provisions of this Section shall survive the Closing and any termination of this Agreement.

Section 17.15 Lease Sale Provisions. The transaction contemplated under this Agreement constitutes a sale and purchase of the Office Complex (as defined in the Lease) under Section 35 of the Lease; provided, however, the terms and conditions of the sale of the Office Complex set forth in this Agreement shall govern in lieu of the terms and conditions of sale set forth in Section 35.3 of the Lease. The parties hereto acknowledge and agree that Purchaser timely delivered an Acceptance Notice (as defined in the Lease) pursuant to Section 35.1(b) of the Lease. The parties have entered into this Agreement to more particularly set forth the parties’ agreements with respect to the sale and purchase of the Property and to further effectuate such sale and purchase, with the parties desiring to proceed with Closing in accordance with this Agreement instead of in accordance with Section 35.3 of the Lease. In no event shall this Agreement or anything set forth herein, or any conduct by the parties hereto, be construed as, or deemed to be, a waiver of any of Purchaser’s further purchase rights pursuant to Section 35 of the Lease, including, without limitation, as a rejection of Seller’s First Offer Notice (as defined in the Lease). Notwithstanding anything to the contrary set forth in this Agreement, in the event that Purchaser fails to deliver the Deposit pursuant to Section 4.1 or this Agreement is terminated pursuant to Section 5.3, Section 5.4, Section 15.1, Section 15.3 or Section 17.18, then the parties will thereafter proceed in accordance with Sections 35.2(a) and 35.2(b) of the Lease. Notwithstanding anything to the contrary set forth in this Agreement, in the event that Purchaser terminates this Agreement for Seller’s default pursuant to Section 15.2, then all of the provisions of Section 35 of the Lease shall apply to any subsequent effort of Seller to sell the Property. The provisions of this Section 17.15 shall survive the termination of this Agreement.

Section 17.16 Reporting. For the purpose of complying with any information reporting requirements or other rules and regulations of the Internal Revenue Service (“IRS”) that are or may become applicable as a result of or in connection with the transaction contemplated by this Agreement, including, but not limited to, any requirements set forth in proposed Income Tax Regulation Section 1.6045-4 and any final or successor version thereof (collectively the “IRS Reporting Requirements”), Seller and Purchaser hereby designate and appoint the Title Company to act as the “Reporting Person” (as that term is defined in the IRS Reporting Requirements) to be responsible for complying with any IRS Reporting Requirements.

Section 17.18 Binding Effect. Without limiting the generality of Purchaser’s right of termination pursuant to Section 5.4, if Purchaser has not received all internal approvals required for the purchase of the Property, including, without limitation, the authorization of Purchaser’s board of directors to purchase the Property in accordance with this Agreement as evidenced by a duly adopted resolution of such board of directors in accordance with Purchaser’s articles of incorporation, bylaws and other governing documents (the “Board Resolution”) on or before the end of the Study Period, Purchaser may terminate this Agreement by written notice to Seller and the Title Company delivered prior to the expiration of the Study Period, in which event the Title Company shall promptly deliver the Deposit to Purchaser, and, except as otherwise expressly provided in this Agreement, no party shall have any further liability to any other party under this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above stated.

SELLER

12061 BLUEMONT OWNER, LLC,
a Delaware limited liability company

By:	Rockwood VIII REIT, Inc.,
a Maryland corporation,
its Sole Member

By:	/s/ Peter J. Falco

Name:	Peter J. Falco

Title:	VP & Secretary

PURCHASER

VERISIGN, INC., a Delaware corporation

By:	/s/ Brian G. Robins

Name:	Brian G. Robins

Title:	Executive Vice President and
Chief Financial Officer

The undersigned joins in the execution of this Agreement solely for the purpose of acknowledging the undersigned’s agreement to fulfill Title Company’s obligations under Section 4, Section 13 and Section 15 of this Agreement.

FIRST AMERICAN TITLE INSURANCE COMPANY

By:	/s/ Michael F. Hillman

Name:	Michael F. Hillman

Title:	Senior Vice President

Exhibits

A	Description of Land

B	List of Existing Encumbrances

C	Form of Deed

D	Form of Bill of Sale and Assignment

E	Form of Assignment and Assumption of Lease

F	Form of Assignment and Assumption Agreement-Contracts and General Intangibles

G	Form of Non-Foreign Seller Affidavit

H	Form of Owner/Seller Affidavit and Gap Indemnity

Exhibit A ~ Page 1

Exhibit A

Description of Land

Block 1C, Section 89A, Reston, as duly subdivided and platted pursuant to a Deed of Dedication, Resubdivision, Easement, Vacation, Release and Subordination recorded in Deed Book 14151 at page 973 among the land records of Fairfax County, Virginia.

Tax Map No. 0173-01-0003A3

Commonly known as 12061 Bluemont Way, Reston, Virginia

Exhibit A ~ Page 2

Exhibit B

List of Existing Encumbrances

Covenants, conditions and restrictions contained in Declaration of Protective Covenants dated November 7, 1966, by and between John Hancock Mutual Life Insurance Company and Reston VA., Inc. recorded in Deed Book 2842 at page 210, re-recorded in Deed Book 2845 at page 517.

Easement dated May 22, 1926, made by E.B. White, W.H. Martin, Bruce Mcintosh and Gilbert M. Hutchison for the benefit of Virginia Public Service Company, as set forth in instrument recorded in Deed Book X-9 at page 281.

Easements and rights of way set forth In Deed of Easement and Assignment dated January 5, 1970, by and between Gulf Reston, Inc. and Reston Transmission Company recorded in Deed Book 3268 at page 113.

Covenants, conditions and restrictions set forth in Reston Land/Warner Agreement dated June 1, 1979, between Reston Land Corporation and Warner Cable of Reston, Inc. recorded in Deed Book 5254 at page 764.

Easements and rights of way for storm drainage contained in Deed of Dedication and Easements dated August 1, 1990, by and among Reston Land Corporation, Board of Supervisors of Fairfax County, Virginia and Fairfax County Water Authority recorded in Deed Book 7683 at page 504, as partially vacated by of Deed of Dedication, Vacation, Quitclaim and Easements dated November 28, 1994, by and among Reston Land Corporation, Board of Supervisors of Fairfax County, Virginia and Fairfax County Water Authority recorded in Deed Book 9330 at page 758.

Easements for storm drainage, sanitary sewer and water main purposes and reservation of easements by Reston Land Corporation, contained in Deed of Dedication, Vacation, Quitclaim and Easements dated November 28, 1994, by and among Reston Land Corporation, Board of Supervisors of Fairfax County, Virginia and Fairfax County Water Authority recorded in Deed Book 9330 at page 758.

Exhibit B ~ Page 1

Covenants, conditions, easements and restrictions, including provisions for assessments (general and special) and fees for maintenance, common expenses and other matters and the right to lien for same, contained in Declaration of Covenants, Conditions and Restrictions for Reston Urban Core Association recorded in Deed Book 7006 at Page 1862, as amended by Amended Declaration of Covenants, Conditions, and Restrictions for the Reston Urban Core Association recorded in Deed Book 7376 at Page 695, as further amended by Second Amendment to Declaration of Covenants, Conditions and Restrictions for the Reston Urban Core Association recorded in Deed Book 7805 at Page 1796, as further amended by Amendment to Declaration of Covenants, Conditions and Restrictions for the Reston Urban Core Association recorded in Deed Book 9755 at Page 1404, as further amended by Fourth Amendment to the Declaration of Covenants, Conditions, and Restrictions for Reston Urban Core Association recorded in Deed Book 9836 at Page 416, as further amended by Fifth Amendment to the Declaration of Covenants, Conditions, and Restrictions for the Reston Urban Core Association recorded in Deed Book 9836 at Page 420, as affected by Assignment of Declarant’s Rights recorded in Deed Book recorded in Deed Book 10889 at Page 680, as further amended by Sixth Amendment to Declaration of Covenants, Conditions, and Restrictions for Reston Urban Core Association recorded in Deed Book 10889 at Page 683, as further amended by Seventh Amendment to Declaration of Covenants, Conditions, and Restrictions for the Reston Urban Gore recorded in Deed Book 11655 at Page 413, as further amended by Eighth Amendment to Declaration of Covenants, Conditions, and Restrictions for the Reston Urban Core Association recorded in Deed Book 14129 at Page 676, as further amended by Ninth Amendment to Declaration of Covenants, Conditions, and Restrictions for the Reston Urban Core Association recorded in Deed Book 14907 at Page 595, as further amended by Tenth Amendment to Declaration of Covenants, Conditions, and Restrictions for the Reston Urban Core Association recorded in Deed Book 14923 at Page 985, and as further amended by Eleventh Amendment to Declaration of Covenants, Conditions, and Restrictions for the Reston Urban Core Association recorded in Deed Book 16871 at Page 1160.

Easements and rights of way contained In Deed of Easement dated March 14, 2003, made by Westerra Reston, L.L.C. for the benefit of Verizon Virginia Inc, and Dominion Virginia Power, recorded in Deed Book 14129 at page 681.

Easements and rights of way contained in Right of Way Agreement dated March 14, 2003, made by Westerra Reston, L.L.C. by Western Management, LLC, its authorized representative, for the benefit of Virginia Electric and Power Company, doing business as Dominion Virginia Power, recorded in Deed Book 14129 at page 688.

Easements, restrictions and conditions contained in Deed of Dedication, Resubdivision, Easement, Vacation, Release and Subordination dated March 7, 2003, made by Westerra Reston, L.L.C., Thomas A. MacDonnel, Jr. and David H. Peterson, Trustees, RFC Construction Funding Corp., Board of Supervisors of Fairfax County, Virginia, and the Fairfax County Water Authority, recorded in Deed Book 14151 at page 973.

Terms, conditions, covenants, reservations and provisions contained within the Special Warranty Deed by and between Westerra Reston, L.L.C. and Sallie Mae, Inc. dated March 28, 2003, recorded March 28, 2003 in Deed Book 14184 at Page 629.

Covenants, conditions and restrictions contained in Declaration of Covenants, Conditions and Restrictions dated March 28, 2003, made by Sallie Mae, Inc. for the benefit of Westerra Reston, L.L.C. recorded in Deed Book 14184 at Page 634.

Exhibit B ~ Page 2

10’ Trail Easement set forth in Deed of Dedication and Easements dated August 3, 1995, by and between Reston Land Corporation and Board of Supervisors of Fairfax County, Virginia, recorded In Deed Book 9481 at page 36.

Terms, conditions and provisions of the unrecorded Lease by and between 12061 Bluemont Owner, LLC, as Landlord and VeriSigns, Inc., as Tenant dated September 15, 2010, as evidenced by a Memorandum of Lease and Right of First Offer recorded December 21, 2010, in Deed Book 21449 at Page 1971 as described in Schedule A.

Exhibit B ~ Page 3

Exhibit C

Form of Deed

[PREPARED OUTSIDE THE COMMONWEALTH OF VIRGINIA]

AFTER RECORDATION,

PLEASE RETURN TO:

Attn:

Tax Parcel ID No.:

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED is made as of                     , 20    , by and between                     , a                     , as grantor (“Grantor”), and                     , a                     , as grantee (“Grantee”).

WITNESSETH:

That for and in consideration of the sum of Ten Dollars ($10.00), cash in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby grant, bargain, sell and convey, with Special Warranty, unto said Grantee, that certain property located in the Commonwealth of Virginia, situated at 12061 Bluemont Way, Reston, Virginia, as is more particularly described in Exhibit A attached hereto, together with all rights and appurtenances pertaining to such property, including without limitation, all of Grantor’s right, title and interest in and to (i) all minerals, oil, gas and other hydrocarbon substances thereon, (ii) all adjacent strips, streets, roads, alleys and rights-of-way, public or private, open or proposed, (iii) all easements, privileges and hereditaments, whether or not of record, and (iv) all access, air, water, riparian, development, utility and solar rights (collectively, the “Property”).

TO HAVE AND TO HOLD the Property, together with each and every title, right, privilege, appurtenance and advantage thereunto belonging, or in anywise appertaining, unto and for the use, benefit and behoof of Grantee, its successors and assigns, in fee simple forever.

This conveyance is made subject to easements, conditions, encumbrances and restrictions of record insofar as they may lawfully affect the Property.

Exhibit C ~ Page 1

IN WITNESS WHEREOF, the undersigned has caused these presents to be executed on its behalf by                     , a                     , the                      of                     , the grantor named herein.

GRANTOR:

,
a

By:
Name:
Title:

GRANTEE’S ADDRESS:

Attn:

COUNTY OF	)
) ss:
STATE OF	)

I,                     , the undersigned notary public in and for the jurisdiction aforesaid, do certify that                     , who is named as                     , the                      of                     , the named grantor in the foregoing and attached instrument, dated as of                     , 20    , personally appeared before me on the              day of             , 20    , and said                      being personally well known to me as (or satisfactorily proven to be) the person named as Grantor in said instrument and acknowledged said instrument to be the act and deed of                     , and that s/he delivered the same as such before me in the jurisdiction aforesaid.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:
[Notarial Seal]

Exhibit C ~ Page 2

Exhibit D

Form of Bill of Sale

BILL OF SALE AND ASSIGNMENT

THIS BILL OF SALE AND ASSIGNMENT (this “Bill of Sale”) is made as of             , 2011, from 12061 BLUEMONT OWNER, LLC, a Delaware limited liability company (“Assignor”), to VERISIGN, INC., a Delaware corporation (“Assignee”).

RECITALS

A. Concurrently with the execution and delivery of this Bill of Sale, Assignor is conveying to Assignee, by Special Warranty Deed (the “Deed”), that certain tract of land (the “Land”) more particularly described on Attachment A attached hereto and made a part hereof for all purposes, together with all of the improvements located thereon (the “Improvements”).

B. Assignor desires to sell, assign, transfer and convey to Assignee, and Assignee desires to accept and obtain, the Assigned Properties (as hereafter defined), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the receipt of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor does hereby SELL, ASSIGN, CONVEY, TRANSFER, SET OVER, and DELIVER to Assignee, good and marketable title in and to the following (collectively, the “Assigned Properties”):

(a) The tangible personal property owned by Assignor upon the Land or within or upon the Improvements (the “Personal Property”); and

(b) All assignable existing warranties and guaranties (express or implied) issued in connection with the Improvements or the Personal Property (collectively, the “Warranties”).

Assignee acknowledges that Assignor makes no other representation or warranty with respect to the Assigned Properties and that Assignor’s interest in the Assigned Properties is being transferred in its “as is” “where is” condition, with all faults.

This Bill of Sale may be executed in two or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Bill of Sale.

[SIGNATURES ON THE NEXT PAGE]

Exhibit D ~ Page 1

EXECUTED to be effective as of date set forth above.

ASSIGNOR

12061 BLUEMONT OWNER, LLC,

a Delaware limited liability company

By:	Rockwood VIII REIT, Inc.,
a Maryland corporation,
its Sole Member

By:
Name:
Title:

ASSIGNEE

VERISIGN, INC.,

a Delaware corporation

By:
Name:
Title:

List of Attachments:

Attachment A – Description of the Land

Exhibit D ~ Page 2

Exhibit E

Form of Assignment and Assumption of Lease

[PREPARED OUTSIDE THE COMMONWEALTH OF VIRGINIA]

AFTER RECORDATION,

PLEASE RETURN TO:

Attn:

Tax Parcel ID No.:

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (“Agreement”) is made as of             , 2011 between 12061 BLUEMONT OWNER, LLC, a Delaware limited liability company (“Assignor”), and VERISIGN, INC., a Delaware corporation (“Assignee”).

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Certain Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in that certain Purchase and Sale Agreement, dated                     , between Assignor and Assignee (the “Purchase Agreement”), pertaining to the sale of certain property commonly known as 12061 Bluemont Way, Reston, Virginia (the “Real Property”).

2. Grant. Assignor hereby grants, bargains, sells, conveys, assigns, and transfers to Assignee, and Assignee hereby takes, purchases, receives and accepts all of Assignor’s right, title and interest in, to and under that certain Deed of Lease described on Exhibit A to this Agreement (collectively, the “Assigned Interests”) which Deed of Lease is for certain property described on Exhibit B to this Agreement.

3. Assignor Indemnification. Assignor shall be responsible for the full and timely performance of all obligations of Assignor with respect to the Assigned Interests to the extent such obligations arise from any event, act or omission occurring (or alleged to have occurred) prior to the Closing, and Assignor shall indemnify, defend and protect Assignee from and against all claims, causes of action, losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and court costs, whether suit is instituted or not) hereafter made against or incurred by Assignee arising from such obligations.

Exhibit E ~ Page 1

4. Assignee’s Assumption and Indemnification. Assignee assumes and agrees to be responsible for the full and timely performance of all obligations of Assignor with respect to the Assigned Interests to the extent such obligations arise from any event, act or omission occurring (or alleged to have occurred) from and after the Closing, and Assignee shall indemnify, defend and protect Assignor from and against all claims, causes of action, losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and court costs, whether suit is instituted or not) hereafter made against or incurred by Assignor arising from such obligations.

5. Counterparts. This Agreement may be executed in one or more counterparts, and each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6. Exculpation. Any provision of this Agreement to the contrary notwithstanding, neither Assignor nor Assignee shall have any right to seek recourse against the partners, members, officers, directors, shareholders, employees, agents (or any of them) of Assignor or Assignee, respectively, or any of their personal assets, for satisfaction of any obligation or award hereunder.

7. Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the Commonwealth of Virginia, without regard to the choice of law provisions thereof.

[signature page follows]

Exhibit E ~ Page 2

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Lease under seal as of the day and year first above stated.

ASSIGNOR

12061 BLUEMONT OWNER, LLC,

a Delaware limited liability company

By:	Rockwood VIII REIT, Inc.,
a Maryland corporation,
its Sole Member

By:
Name:
Title:

ASSIGNEE

VERISIGN, INC.,

a Delaware corporation

By:
Name:
Title:

Exhibit E ~ Page 3

COUNTY OF	)
) ss:
STATE OF	)

I,                     , the undersigned notary public in and for the jurisdiction aforesaid, do certify that                     , who is named as                     , the                      of                     , the named Assignor in the foregoing and attached instrument, dated as of             , 20    , personally appeared before me on the              day of     , 20    , and said                      being personally well known to me as (or satisfactorily proven to be) the person named as Assignor in said instrument and acknowledged said instrument to be the act and deed of                     , and that s/he delivered the same as such before me in the jurisdiction aforesaid.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:
[Notarial Seal]

COUNTY OF	)
) ss:
STATE OF	)

I,                     , the undersigned notary public in and for the jurisdiction aforesaid, do certify that                     , who is named as                     , the                      of                     , the named Assignee in the foregoing and attached instrument, dated as of             , 20    , personally appeared before me on the              day of     , 20    , and said                      being personally well known to me as (or satisfactorily proven to be) the person named as Assignee in said instrument and acknowledged said instrument to be the act and deed of                     , and that s/he delivered the same as such before me in the jurisdiction aforesaid.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:
[Notarial Seal]

Exhibit E ~ Page 4

Exhibit F

Form of Assignment and Assumption Agreement-Contracts and General Intangibles

ASSIGNMENT AND ASSUMPTION AGREEMENT-

CONTRACTS AND GENERAL INTANGIBLES

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT-CONTRACTS AND GENERAL INTANGIBLES (this “Agreement”) is made as of                     , 2011 between 12061 BLUEMONT OWNER, LLC, a Delaware limited liability company (“Assignor”), and VERISIGN, INC., a Delaware corporation (“Assignee”).

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Certain Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in that certain Purchase and Sale Agreement, dated as of                     , between Assignor and Assignee (the “Purchase Agreement”), pertaining to the sale of certain property commonly known as 12061 Bluemont Way, Reston, Virginia (the “Real Property”).

2. Grant. Assignor hereby grants, bargains, sells, conveys, assigns, and transfers to Assignee, and Assignee hereby takes, purchases, receives and accepts all of Assignor’s right, title and interest in, to and under all intangible property owned or held by Assignor in connection with the Real Property and the Personal Property including, without limitation, (i) the Assignable Contracts set forth on Exhibit A to this Assignment, (ii) all transferable Licenses issued in connection with the Real Property; (iii) all Warranties and (iv) all Plans (collectively, the “Assigned Interests”).

3. Assignor Indemnification. Assignor shall be responsible for the full and timely performance of all obligations of Assignor with respect to the Assigned Interests to the extent such obligations arise from any event, act or omission occurring (or alleged to have occurred) prior to the Closing, and Assignor shall indemnify, defend and protect Assignee from and against all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and court costs, whether suit is instituted or not) hereafter made against or incurred by Assignee arising from such obligations.

4. Assignee’s Assumption and Indemnification. Assignee assumes and agrees to be responsible for the full and timely performance of all obligations of Assignor with respect to the Assigned Interests to the extent such obligations arise from any event, act or omission occurring (or alleged to have occurred) from and after the Closing, and Assignee shall indemnify, defend and protect Assignor from and against all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and court costs, whether suit is instituted or not) hereafter made against or incurred by Assignor arising from such obligations.

Exhibit F ~ Page 1

5. Counterparts. This Agreement may be executed in one or more counterparts, and each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6. Exculpation. Any provision of this Agreement to the contrary notwithstanding, neither Assignor nor Assignee shall have any right to seek recourse against the partners, members, officers, directors, shareholders, employees, agents (or any of them) of Assignor or Assignee, respectively, or any of their personal assets, for satisfaction of any obligation or award hereunder.

8. Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the Commonwealth of Virginia, without regard to the choice of law provisions thereof.

[signature page follows]

Exhibit F ~ Page 2

IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement under seal as of the day and year first above stated.

ASSIGNOR

12061 BLUEMONT OWNER, LLC,

a Delaware limited liability company

By:	Rockwood VIII REIT, Inc.,
a Maryland corporation,
its Sole Member

By:
Name:
Title:

ASSIGNEE

VERISIGN, INC.,

a Delaware corporation

By:
Name:
Title:
None

Exhibit F ~ Page 3

Exhibit G

Form of Non-Foreign Seller Affidavit

Non-Foreign Seller Affidavit

Section 1445 of the Internal Revenue Code provides that a Transferee of a U.S. real property interest must withhold tax if the Transferor is a foreign person or entity. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the Transferor of the property and not the disregarded entity.

To inform the Transferee that withholding of tax is not required upon the disposition by the undersigned Transferor of the U.S. real property interest described on Exhibit “A” attached hereto, the undersigned Transferor hereby certifies as follows:

1) The undersigned Transferor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2) The undersigned Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii);

3) The undersigned’s U.S. employer identification number is                                                      ; and

4) Address of the undersigned is                                              .

The undersigned understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

[signature page follows]

Under penalties of perjury, the undersigned declares that this certification is true, correct and complete.

12061 BLUEMONT OWNER, LLC,

a Delaware limited liability company

By:	Rockwood VIII REIT, Inc.,
a Maryland corporation,
its Sole Member

By:
Name:
Title:

Date:	, 2011

Exhibit H

Form of Owner/Seller Affidavit and Gap Indemnity

OWNER’S AFFIDAVIT / GAP INDEMNITY AGREEMENT

Title Commitment Order No.

OWNER’S AFFIDAVIT

The undersigned (“Owner”) hereby certifies that, to the best of its knowledge:

1. That there are no leases or occupancy agreements (recorded or unrecorded) or other parties in possession affecting that certain real property owned by Owner, which is more particularly described in the Title Commitment Order No. [                    ] dated [                    ], issued by First American Title Insurance Company (the “Property”), except as shown on the attached Exhibit A. As to those items set forth on Exhibit A, there are no options to purchase or rights of first refusal contained in the respective leases and/or agreements other than specifically indicated on Exhibit A or as may be set for in the leases or occupancy agreements.

Exhibit A attached	Yes	No

2. There are no unrecorded claims against the Property, nor any set of facts by reason of which title to the Property might be disputed or questioned, and Owner has been in peaceable and undisputed possession of the Property since title was acquired.

3. Owner has not contracted for any construction, repairs, alterations or improvements, on or to the Property, nor materials ordered in connection with such construction by Owner within the last one hundred fifty (150) days, which has not been paid for or that will not be paid for by Owner in the ordinary course of construction invoicing for such work; nor are there any fixtures attached to the Property which have not been paid for in full; and that there are no outstanding or disputed claims for any such work or item; except as shown on attached Exhibit B.

Exhibit B attached	Yes	No

This affidavit is made for the purpose of aiding First American Title Insurance Company in determining the insurability of title to the Property and to induce First American Title Insurance Company to issue a policy of title insurance to [                    ], a [                    ] (“Buyer”), in connection with Buyer’s purchase of the Property from Owner. The undersigned avers the foregoing statements are true and correct to the best of its knowledge; provided that, the foregoing statements are made by the undersigned solely as of [                    ], and the accuracy of such statements shall not be extended beyond such date.

As used herein, “to the best of its knowledge” shall mean the actual knowledge of Johanna Kiev (provided that, in no event shall such person have any personal liability arising under this affidavit), without any duty of inquiry or investigation, and expressly excluding the knowledge of any other shareholder, partner, member, trustee, beneficiary, director, officer, manager, employee, agent or representative of Owner or any of its affiliates.

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GAP INDEMNITY AGREEMENT

Between (i) [            ], and (ii) the date which is the earlier of (a) the recording of that certain Special Warranty Deed dated even date herewith, by Owner in favor of Buyer, with respect to the Property, or (b) five (5) business days following the date hereof (the “Gap Period”), Owner has not taken and will not take any action to encumber title to the Property. In the event of any lien, encumbrance or other matter affecting title to the Property during the Gap Period (specifically excluding any matter appearing in the public records or attaching on or prior to [            ], 2011) arising as a result of an act of Owner, Owner hereby indemnifies and holds First American Title Insurance Company harmless against any and all loss or damage sustained as a result thereof and further undertakes to take all reasonably necessary steps to discharge any such lien, encumbrance or other matter in a manner reasonably satisfactory to First American Title Insurance Company. The undersigned makes the foregoing assertion, indemnification and undertaking to induce First American Title Insurance Company to provide so-called “Gap Coverage” in its policy of title insurance to be issued to Buyer, in connection with Buyer’s purchase of the Property from Owner.

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EXECUTED as of the          day of             , 2011.

12061 BLUEMONT OWNER, LLC,

a Delaware limited liability company

By:	Rockwood VIII REIT, Inc., a Maryland corporation, its Sole Member

By:
Name:
Title: